EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (Nos. 333-131604 and 333-129004 on Form S-3 and 333-100398, 333-70440, 333-45856, 333-45852, 333-66239, 333-15957, 33-92966, 33-80588, 33-50198, and 333-15961on Form S-8) of our reports dated April 14, 2010, relating to the financial statements and financial statement schedule of Retail Ventures, Inc. and subsidiaries (the “Company”) (which reports express an unqualified opinion and include an explanatory paragraph relating to the retrospective application of the new accounting guidance on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), and new accounting guidance on accounting for noncontrolling interests in consolidated financial statements, which became effective February 1, 2009, and the adoption of the new accounting guidance on accounting for uncertainty in income taxes, on February 4, 2007), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended January 30, 2010.
/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
April 14, 2010